OFFICE SUBLEASE AGREEMENT



               THIS AGREEMENT OF LEASE, made this 12th day of June, 1996, by and between Comtex Scientific Corporation hereinafter referred to as "Sub-Lessor", and Hadron, Inc. hereinafter referred to as "Sub-Lessee".


                                 W I T N E S S E T H

               PREMISES 1.01 -- In consideration of the rent hereinafter reserved and of the covenants hereinafter continued, Sub-Lessor does hereby sublease to the Sub-Lessee, and Sub-Lessee hereby leases from Sub-Lessor part of the building known as Suite 800 on the eighth floor of 4900 Seminary Road, Alexandria, Virginia 22311, which space is hereinafter referred to as the premises and is outlined in red on "Exhibit A to Sublease" attached hereto and made a part hereof (sometimes referred to herein as the "sublease premises"), reserving; however, to Landlord space for all necessary pipes and wires leading to and from the portions of the Building not hereby leased, which will not unreasonably interfere with Sub-Lessee's use of the premises. The mutually agreed-upon floor area of the sublease premises is conclusively deemed to have an area of 660 square feet.

               TERM 2.01 --   (a)  The term of the Sublease shall commence
          on the 1st day of May, 1996, and shall terminate on 30 April, 1997.
                         (b)  If the Sub-Lessee wants to extend the
          sublease for another 12 month period, a written request must be submitted to Sub-Lessor no later than 60 days prior to the end of the current lease period and the Sub-Lessor must respond to this request within 5 business days.
                         (c) Both parties have the option to terminate this sublease, without penalty, by giving 60 days written notice to the other party.

               RENT 3.01 -- Sub-Lessee hereby covenants and agrees to pay during the term hereof annual rent of thirteen thousand, two hundred dollars ($13,200), payable without deduction, set-off, or demand in equal monthly installments of one thousand, one hundred dollars ($1,100), in advance, on the first day of each calendar month during the term of this Sublease. On May 1, 1997, said annual rent shall escalate as follows: Three percent (3%) annually.

               3.02  --  All payment of rent shall be made by check payable


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          to Comtex Scientific Corporation, and delivered to 4900 Seminary
          Road, Suite 800, Alexandria, Virginia 22311 or to such other person and place as may be designated in writing from Sub-Lessor to Sub-Lessee from time to time.

               3.03 -- Notwithstanding any of the other rights of Sub-Lessor set forth in the lease, during the term of this Sublease, should the rent or other charges reserved herein remain unpaid on the fifth day after the date when the same ought to be paid, the Sub-Lessor may at its option, make a service charge for the purpose of defraying the expenses incidental to handling delinquent payments. Such charges shall be in an amount of five percent (5%) of the delinquent rent and charges or a minimum charge of fifty dollars ($50.00) per month, whichever of the two shall be greater.

               3.04 -- No payment by Sub-Lessee or receipt by Sub-Lessor of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent and/or additional rent; nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Sub-Lessor may accept such check for payment without prejudice to Sub-Lessor's right to recover the balance of such rent and/or additional rent or pursue any other remedy provided in this Sublease and/or under applicable law.


               ADDITIONAL RENT 4.01 -- (a) Together with the payment of each installment of monthly base rent, Sub-Lessee shall also pay to Sub-Lessor, as additional rent, hereunder, Sub-Lessee's Proportionate Share (as hereinafter defined) of all Additional Rent (as such term is defined in the Prime Lease) payable by Sub-Lessor under the Prime Lease (as hereinafter defined), including reimbursements of Real Estate Taxes, Tenant Electricity Expenses, Utility Expenses and Increases in Operating Charges as therein set forth. Said Additional Rent payable by Sub-Lessee hereunder may be increased from time to time upon notice from Sub-Lessor that Additional Rent payable under the Prime Lease has increased. As used herein, "Sub-Lessee's Proportionate Share" means the proportion which the total number of square feet to space in the sublease premises bears to the total number of square feet of space of the Prime Lease premises. Sub-Lessor and Sub-Lessee stipulate the "Sub-Lessee's Proportionate Share" shall be nine point nine percent (9.9%).

               (b) Sub-Lessor shall credit or pay to Sub-Lessee Sub-Lessee's Proportionate Share of any refunds received by Sub-Lessor from Landlord under the Prime Lease on account of any


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          overpayment of Additional Rent for which Sub-Lessee has paid its
          Proportionate Share under this Sublease; provided, however, that Sub-Lessor shall be entitled to deduct from the aggregate of the amount of such refund any and all costs and expenses, including reasonable attorneys fees, consultants' fees and disbursements, incurred by Sub-Lessor in connection with the obtaining of any such refunds.

               SECURITY DEPOSIT 5.01 -- The Sub-Lessor herewith acknowledges the receipt from Sub-Lessee of zero dollars ($0), which amount shall be retained by the Sub-Lessor as security for the faithful performance of all the covenants, conditions and agreements; the Sub-Lessor's right to the possession of the sublease premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Sub-Lessor holds this security. The said sum, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Sub-Lessor by reason of the Sub-Lessee's breach of the covenants, conditions and agreements of this Sublease, is to be returned to the Sub-Lessee when this Sublease is terminated, according to these terms, and in no event is the said security to be returned until the Sub-Lessee has vacated the sublease premises and delivered possession to the Sub-Lessor. In the event that the Sub-Lessor repossesses said sublease premises because of the Sub-Lessee's default or because of the Sub-Lessee's failure to carry out the covenants, conditions and agreements of this Sublease, the Sub-Lessor may apply the said security to all damages suffered to the date of said repossession and may retain the said security to apply to such damages as may be suffered or which accrue thereafter by reason of the Sub-Lessee's default or breach.

               USE OF PREMISES 6.01 -- (a) Sub-Lessee covenants to use the premises only for the sole and exclusive purpose of offices for the sole and exclusive business of Hadron, Inc.

                    (b) Without limiting any other provision of this Sublease or the Prime Lease, Sub-Lessee shall take good care of the sublease premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations which are imposed on Sub-Lessor, as tenant under the Prime Lease and are applicable to the sublease premises, the building and Sub-Lessee's use thereof.

                    (c) Upon the expiration or termination of this Sublease, Sub-Lessee shall quit and surrender the premises to Sub-Lessor in the condition such premises were in as of the date hereof, broom clean, in good order and condition, ordinary wear and tear and damage by fire and other insured casualty excepted.


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          Sub-Lessee agrees to indemnify and save Sub-Lessor harmless from and against any and all loss, cost expense or liability resulting from the failure of, or the delay by, Sub-Lessee in so surrendering the premises on ore before the expiration date, including, without limitation, any claims made by Landlord or any succeeding Sub-Lessee founded on such failure or delay.

               INCLUSION OF PRIME LEASE 7.01 -- Sub-Lessee hereby agrees to abide by the terms and conditions of the prime lease between Plaza IA Associates Limited Partnership, a Virginia limited partnership and Comtex Scientific Corporation, a New York Corporation, as executed on April 6, 1996, (the "Prime Lease") and incorporates by reference the lease agreement attached hereto as Exhibit B of Sublease, in all of its provisions with no deletions or modifications insofar as each and any of those provisions refer and relate to the occupancy and use of the sublease premises. This Sublease is in all respects subordinate to the Prime Lease.

               LANDLORD'S CONSENT 8.01 -- Landlord joins herein solely and exclusively for the purpose of consenting to this Sublease. Landlord hereby consents to this sublease on the following terms and conditions:

               (a) This consent is expressly conditioned upon the full and complete observance by Sub-Lessee of all Sub-Lessor's covenants under the above-referenced Prime Lease with regard to the sublease premises. Said consent shall not; however, in any way release or discharge Sub-Lessor from any or all of its covenants made under the terms and conditions of the Prime Lease, nor constitute a novation of the Prime Lease. Nor shall this consent be deemed to alter, modify or amend any existing lease agreement which exists directly between Landlord and the Sub-Lessee with regard to other premises in the building.

               (b) This consent by Landlord shall not constitute a waiver of the consent requirement for any future subletting or assignment. It is further understood that all obligations required to be performed, and all services required to be provided, by Landlord under the Prime Lease, shall run to the benefit of Sub-Lessor only and as such, can be enforced or called upon only by Sub-Lessor. Landlord shall have no responsibility or liability to the Sub-Lessee by virtue of this consent or otherwise, including without limitation, any responsibility to perform any such obligations or provide any such services whatsoever.

               (c) Sub-Lessor hereby acknowledges that it is relying on its own analysis of Sub-Lessee and Landlord makes no


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          representations of any nature with regard thereto.  Sub-Lessee hereby acknowledges that it is relying on its own analysis of Sub-Lessor and the sublease premises and Landlord makes no representations of any nature with regard thereto. Landlord has provided its form sublease as an accommodation only, and no interference, liability or claim is to be asserted as a result thereof. All parties are advised to have this form reviewed by their respective counsel and modified to reflect their understandings.

               (d)  The Sub-Lessee's address is as follows:

                    Hadron, Inc.

                    4900 Seminary Road, Suite 800

                    Alexandria, VA 22311

                    Attention:  Ms. Amber Gordon


               (e) Landlord has procured financing, but Landlord may be required to obtain the approval of this instrument by Landlord's lender. If such approval is required, the Landlord shall submit this instrument after execution by the parties for such approval, and in the event such lender shall not unconditionally approve this instrument then the Landlord shall have the right to cancel this instrument by giving written notice to Sub-Lessor, in which event all parties hereto shall automatically be released from any and all liability in connection with this instrument to the full extent as though it neither been negotiated not executed.

               (f) Nothing contained herein shall be deemed to create a contractual relationship or otherwise between Landlord and Sub-Lessee.

               (g) Sub-Lessor hereby accepts full and complete responsibility for the acts and omissions of the Sub-Lessee, its employees, guests, contractors and invitees in the sublease premises herein described to the same extent as if such act or omission had be undertaken by Sub-Lessor.










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               IN WITNESS WHEREOF, the Sub-Lessor has hereunto set his hand and Sub-Lessee has set his hand, or caused its corporate name to be hereunto subscribed, all on the day and year first above written.


          SUB-LESSOR:

          COMTEX SCIENTIFIC CORPORATION


          By:  /S/ Charles W. Terry
               ___________________________
               Charles W. Terry, President

          SUB-LESSEE:

          HADRON, INC.


          By:  /S/ George E. Fowler
               ___________________________
               George E. Fowler, President
                                             LANDLORD:

                                             Plaza IA Associates Limited
                                             Partnership, a Virginia
                                             limited partnership, hereby
                                             consents to the act of
                                             subletting by Sub-Lessor to
                                             Sub-Lessee, subject to the
                                             terms and conditions herein
                                             set forth, without approving
                                             any of the terms or provisions
                                             set forth in this agreement
                                             between Sub-Lessor and Sub-
                                             Lessee.

                                             By:  PLAZA I-A INC.


                                             Its: General Partner

                                             By:  _______________________
                                                  Randal B. Kell
                                                  Trust Manger





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          RECOMMENDED FOR LANDLORD'S CONSENT
          THE MARK WINKLER COMPANY


          By:
               Michael D. Lynch, President













































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